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                                                                    Exhibit 3.22

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                             FABRENE GROUP L.L.C.


     WHEREAS, October, 1993, Fabrene Corp., a Delaware corporation ("FC"), and Fabrene, Inc., an Ontario corporation ("FI") (Fabrene and FI are referred to herein individually as a "Member" and collectively as the "Members"), formed a limited liability company pursuant to and under the provisions of the Delaware Limited Liability Company Act by having the Certificate of Formation of Fabrene Group L.L.C. (the "Company") filed with the Secretary of State of the State of Delaware; and

     WHEREAS, the Members deem it important and in the best interest of the Company that certain rules regarding the management and operations of the Company be set forth.

     NOW, THEREFORE, in consideration of their mutual promises, the Members hereby agree as follows:

          ARTICLE I. - LIMITED LIABILITY COMPANY AGREEMENT ADOPTION;
                            PRIORITY OF AUTHORITIES

     Section 1.1 Limited Liability Company Agreement Adoption. The Members agree that this Limited Liability Company Agreement is hereby adopted by the Company to govern the internal business and affairs of the Company.

     Section 1.2 Priority of Authorities. The terms and provisions of this Limited Liability Company Agreement shall be controlling except to the extent the terms and provisions hereof are in direct conflict with the Certificate of Formation of the Company as now in existence and as amended from time to time (the "Certificate") or the Delaware Limited Liability Company Act as now in existence and as amended from time to time (the "Act"), in which event the provisions of the latter document or law shall be controlling.

                     ARTICLE II. - OFFICES; RESIDENT AGENT

     Section 2.1 Offices. The Company's registered office in the State of Delaware shall be as set forth in the Certificate until changed as provided by the Act. The Company shall continuously maintain a registered office in the State of Delaware. The Company may also have such other



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offices and places of business, within or without the State of Delaware, as the
Members may determine from time to time or as the business of the Company may require.

     Section 2.2 Resident Agent. The name and address of the Company's resident agent in the State of Delaware shall be as set forth in the Certificate until changed as provided by the Act.

                    ARTICLE III. - MEETINGS OF THE MEMBERS

     Section 3.1  Place.   Meetings of the Members may be held anywhere, either
within or without the State of Delaware, as may be determined from time to time by the Members.

     Section 3.2 Date and Place of Annual Meeting. The annual meeting of the Members shall be held at the place, date and time as may be designated from time to time by the Members and stated in the notice of the annual meeting or in a duly executed waiver of notice of the annual meeting.

     Section 3.3 Purpose of Annual Meeting. The purpose of the annual meeting shall be to elect the officers, if any, of the Company and to transact such other business, without limitation, as may properly come before the annual meeting.

     Section 3.4 Election of the Officers. If any Member so requests, the election of the officers, if any, shall be by written ballot.

     Section 3.5 Special Meetings. Special meetings of the Members for any purpose or purposes may be called by the Company or authorized officers and shall be called by the Company or authorized officers whenever Members owning at least 1/5 of the interests in the Company (as provided in Article V below) to request in writing. Such request shall state the purpose or purposes of the special meeting.

     Section 3.6 Notice. Not less than five nor more then thirty days before any annual or special meeting of the Members, written or printed notice stating the time and place thereof and, if a special meeting, the purpose or purposes for which such meeting to called, shall be served upon or mailed to each Member entitled to vote thereat, at the address of such Member as it appears upon the books of the Company or, if such Member shall have filed with the Company a written request that notices be mailed to some other address, then to the address designated in such request.

     Section 3.7 Quorum and Voting. Members owning a majority in interest of the Company present in person or by written proxy shall constitute a quorum. When a quorum is present, the vote of Members owning at least a majority of the interests which are present, in person or by proxy, shall decide any election or question brought before the meeting, unless the election or question is one upon which, under express provision of law, the Certificate, or this Limited Liability Company, a

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different vote in required, in which case such express provision shall govern and control the decision of such election or question. On all matters on which they are entitled to vote, Members shall have a vote equal to their interests in the Company.

     Section 3.8 Proxies. At any meeting of the Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting. Unless otherwise provided therein, a proxy shall not be valid more than three months after the date of its execution.

     Section 3.9 Waiver of Notice. Whenever written notice is required to be given to the Members, a written waiver thereof signed by any Member entitled to such notice (whether, in the case of notice of a meeting, the written waiver thereof is signed before or after the meeting) shall be in all respects tantamount to notice. A Member's attendance in person at any meeting of the Members shall for all purposes constitute waiver of notice thereof unless the Member attends the meeting for the sole purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened and unless such Member so objects at the beginning of the meeting and does not otherwise participate therein.

     Section 3.10 Consent of Members in Lieu of Meeting. Any action required to or which may be taken at any annual or special meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the Members.

     Section 3.11 Participation by Means of Communication Equipment. Any Member may participate in any annual or special meeting of the Members by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear and speak to each other. Such participation shall constitute presence in person at such meeting.

                            ARTICLE IV. - OFFICERS

     Section 4.1 Officers and Election Thereof. The officers of the Company shall be such officers and assistant officers as the Members may from time to time deem necessary or advisable. Any number of offices may be held by the same person. The Members shall choose officers, if any, at their first meeting. After such meeting, all officers shall be elected by the Members at their annual meeting. The Members shall also be empowered to fill all vacancies in office and to remove officers at any time with or without cause. The officers of the Company shall hold office until their successors are chosen and qualified or until their earlier resignation or removal.

     Section 4.2 Duties and Authority. The officers of the Company, if any, shall perform such duties and have such powers as the Members designate. An officer or agent may sign, on behalf of the Company, such deeds, mortgages, bonds, contracts or other instruments which have been

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appropriately authorized to be executed by the Members, except in cases where the signing or execution thereof shall be expressly delegated by the Members, this Limited Liability Company Agreement or the Act to some other officer or agent of the Company. In general, an officer or agent shall perform all duties as may be prescribed by the Members from time to time.

                   ARTICLE V. - CAPITAL AND CAPITAL ACCOUNTS

     Section 5.1 Capital Contributions. FI shall contribute to the capital of the Company U.S. $3,168,000. FC shall contribute to the capital of the Company U.S. $32,000.

     Section 5.2 Additional Capital Contributions. The Members shall be obligated to contribute additional funds to the Company at the times and in the amounts agreed by all of the Members.

     Section 5.3 Interests in the Company. Subject to Section 5.5 below, the amount contributed to the capital of the Company by a Member and not returned to such Member by the Company divided by the aggregate amount unreturned contributions to capital of all Members shall be a Member's "interest" hereunder. Unless otherwise provided or agreed by all the Members, retained profits of the Company shall be deemed to be amounts contributed to the Company by the Members for purposes of this Section 6.3.

     Section 5.4 Capital Accounts. Capital accounts shall be established and maintained for each Member in accordance with tax accounting principles and, to the extent they provide otherwise, with valid regulations issued by the U.S. Treasury Department under Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     Section 5.5 Failure to Make Capital Contributions. The interest of a Member who fails to make any required capital contribution or other payment to the Company shall be reduced upon failure to make such contribution or payment.

                     ARTICLE VI. - COMPANY PROFIT AND LOSS

     Section 6.1 Division. All income, gain, deductions, credits and losses of the Company shall be divided among the Members and charged or credited to their capital accounts in accordance with their interests.

                         ARTICLE VII. - DISTRIBUTIONS

     Section 7.1 Distributions to Members. Distributions may be made to the Members in cash or other property of the Company; provided, however, that all such distributions must be pro rata in value (i.e., the distributions may be in property to some Members and cash to others) in

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accordance with the Members' interests in the Company.  Notwithstanding the foregoing, the Members may from time to time unanimously declare, and the Company may distribute, accumulated profits agreed not necessary for the cash needs of the Company's business.

                  ARTICLE VIII. - REPORTS, BOOKS AND RECORDS

     Section 8.1 Reports. Within ninety days after the end of each calendar year, copies of the financial statements of the Company shall be furnished to the Members for such year. All information necessary for inclusion in the income tax returns of the Members shall be furnished within ninety days after the end of each calendar year or as soon thereafter as practicable.

     Section 8.2 Books and Records. The books and records of the Company shall be kept at the principal office of the Company or at such other places, within or without the State of Delaware, as the Members shall from time to time determine. The following shall be kept at the Company's principal office: a current list of the full name and last-known business address of each Member; copies of records that would enable a Member to determine the relative voting rights of the Members; copies of the Certificate and this Limited Liability Company Agreement and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Limited Liability Company Agreement and any certificate and all amendments thereto have been executed; copies of the Company's federal, state and local income tax returns and reports, if any, for each year; copies of the Company's financial statements for the three most recent years; true and full information regarding the status of the business end financial condition of the Company; and true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each become a Member.

     Section 8.3 Right of Inspection. Upon written demand and statement of purpose, any Member of record shall have the right to examine, at any reasonable time or times for any purpose reasonably related to the Member's Interest as a Member of the Company, the books and records of account, minutes and records of the Company and to make copies thereof at such Member's expense. Such inspection may be made by any agent or attorney of the Member.

           ARTICLE IX. - TRANSFERS OF INTERESTS; ADDITIONAL MEMBERS

     Section 9.1 Transfers. A Member may assign or transfer its interest in the Company; however, an assignee or transferee shall not become a Member unless all of the remaining Members consent in writing to the assignment of transfer and the assignee or transferee complies with Section 9.4 below. Absent such consent, an assignee or transferee is entitled to receive only the share of income, gain, deductions, credits and losses and the return of contributions to which the assigning or transferring Member would otherwise be entitled.

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     Section 9.2 Additional Members. Additional Members may be admitted to the
Company only upon the written consent of all of the remaining Members and upon compliance with Section 9.4 below.

     Section 9.3 Limitations. Assignments and transfers of interests in the company shall be subject to, and the assignee or transferee shall acquire the assigned or transferred Company interest subject to, all of the terms and provisions of this Limited Liability Company Agreement. An assignment or transfer of an interest in the Company shall not relieve the assigning or transferring Member from its duties and obligations to the Company under Subchapters V and VI of the Act.

     Section 9.4 Membership of Assignee, Transferee or Additional Member. No assignee, transferee or additional Member shall become a member until such assignee, transferee or additional Member shall have:

          (a) become a party to, and adopted all of the terms and conditions of, this Limited Liability Company Agreement;

          (b) if such assignee, transferee or additional Member is a corporation, partnership (general or limited), trust or limited liability company, providing satisfactory evidence to counsel for the Company of such assignee's, transferee's or additional Member's authority to become a Member under the terms and provisions of this Limited Liability Company Agreement; and

          (c) paid or agreed to pay the costs and expenses incurred by the Company in connection with such assignee's, transferee's or additional Member's becoming a Member;

provided, however, that for the purpose of allocating Company income, gain, deductions, credits and losses, an assignee, transferee or additional Member shall be treated as having become, and as appearing in the records of the Company as a Member an such date as the assignment or transfer was consented to pursuant to Section 9.1 hereof or on such date as the admittance of the additional Member was consented to pursuant to Section 9.2 hereof.

                    ARTICLE X. - DISSOLUTION OF THE COMPANY

     Section 10.1 Dissolution. The Company shall be dissolved automatically on the date specified in the Certificate, unless prior thereto all of the Members agree in writing to dissolve the Company as of an earlier date. Further, the Company shall be dissolved upon the death, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company unless the business of the Company is continued by the consent of all the remaining Members within 90 days following the occurrence of any such event; provided, however, that the Company may not be continued unless

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there are at least two remaining Members and provided further that nothing in this Limited Liability Company Agreement shall impair, restrict or limit the rights and powers of the Members under the laws of the State of Delaware and any other jurisdiction in which the Company is doing business to reform and reconstitute themselves as a limited liability company following the dissolution of the Company either under provisions identical to those set forth herein or under any other provisions.

     Section 10.2 Trustee. Upon dissolution of the Company, the Members or a person approved by the Members shall act as "Liquidating Trustee."

     Section 10.3 Liquidation. As soon as possible after a dissolution of the Company becomes effective, the Liquidating Trustee shall wind up the Company's business and affairs. In this regard:

          (a) the Liquidating Trustee shall obtain and furnish an accounting with respect to all Company accounts and the capital account of each Member and with respect to the Company's assets and liabilities and its operations from the date of the last financial statements of the Company to the date of its liquidation;

          (b) to the extent the Liquidating Trustee deems appropriate, all material, equipment, and real and personal property of the Company of any kind or nature shall be sold for cash and the proceeds thereof shall be credited to the Members' capital accounts;

          (c) the Liquidating Trustee shall:

               (i) pay (or make reasonable provision for payment of ) all of the Company's debts, liabilities and obligations to its creditors, whether contingent, conditional or unmatured and otherwise as provided for in the Act (including Members who may also be creditors); and

               (ii) pay (or make reasonable provision for payment of) all expenses incurred in connection with the dissolution and liquidation of the Company and distribution of its assets as herein provided;

          (d) the Liquidating Trustee shall ascertain the fair market value by appraisal or other reasonable means of all assets of the Company remaining unsaid, and each Member's capital account shall be charged or credited, as the case may be, as if such property had been sold at such fair market value and the gain or loss realized thereby had been allocated to and among the Members;

          (e) on or as soon as practicable after the effective date of the dissolution, all remaining cash and all other assets of the Company not sold pursuant to the preceding subsections of this Section 10.3 shall be distributed to the Members in proportion to and to

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     the extent of the positive balances in the Members' capital accounts, provided that the various items distributed to the respective Members shall be distributed subject to such liens, encumbrances, restrictions, contracts, limited liability company agreements, obligations, commitments or undertakings as existed with respect to such items at the time they were acquired by the Company or were subsequently created or entered into by the Company and which have not been vacated, satisfied or released;

          (f) in lieu of distributing any remaining properties to the Members, the Liquidating Trustee, at his option, may sell all of such properties for cash and, after satisfying the debts, liabilities and obligations of the Company, distribute such cash to the Members in the same proportions set forth in subsection (a) above; and

          (g) upon dissolution of the Company and until the filing of a certificate of cancellation, the Liquidating Trustee may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the Company's business, dispose of and convey the Company's property, discharge or make reasonable provision for the Company's liabilities, and distribute to the Members any remaining assets of the Company as provided for herein, all without affecting the liability of Members and without imposing liability on the Liquidating Trustee.


                    ARTICLE XI. - INCOME TAX AND ELECTIONS

     Section 11.1 Accounting Method. The accounting method of the Company shall be the accrual basis and the Company's books of account shall utilize this method for income tax reporting purposes. The Members shall cause the Company to elect the calendar year as its taxable year.

     Section 11.2 Restriction. No election shall be made by the Company to be excluded from the application of the provisions of Subchapter K of the Code.

     Section 11.3 Other Elections. The Members shall have the right to make or not to make, in good faith, such other elections as are authorized or permitted by any law or regulation for income tax purposes.

     Section 11.4 Tax Matters Partner. FI shall be the "Tax Matters Partner," as such term is defined in the Code, for the Company.

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                                 ARTICLE XII.
                          INDEMNIFICATION OF MEMBERS
                        OFFICERS, EMPLOYEES AND AGENTS

     Section 12.1 Actions by Third Persons. To the fullest extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such person is or was a Member, a director of a Member, or an officer of the Company or a Member, or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses (including but not limited to attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 12.2 Actions by the Company. To the fullest extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Member, a director of a Member or an officer of the Company or a Member, or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint ventures trust or other enterprise against expenses (including but not limited to attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 12.3  Determination.  An indemnification under Section 12.1 or
12.2 of this Article unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member, officer or other person is proper in the

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circumstances because he has met the applicable standard of conduct set forth in
Section 12.1 or 12.2 of this Article.  Such determination shall be made:

               (i) by the Members by a majority vote of a quorum consisting of Members who were not parties to such action, suit or proceeding; or

               (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Members so directs, by independent legal counsel in a written opinion.

     Section 12.4 Expense Advances. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such party to repay such amount if it shall ultimately be determined that such party is not entitled to be indemnified by the Company as authorized in this Article. Such expenses (including attorneys' fees) incurred by other indemnified parties may be so paid upon such terms and conditions, if any, as the Members deem appropriate.

     Section 12.5 Insurance. The Company may, to the fullest extent permitted by law, but only to such extent as may be determined by the Members, purchase and maintain insurance on behalf of any person who is or was a Member, a director of a Member, or an officer, employee or agent of the Company or a Member or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article.

     Section 12.6 Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Member, director of a Member, or an officer of the Company or a Member and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           ARTICLE XIII. - AMENDMENTS

     Section 13.1 Amendments. Any Member may propose an amendment or amendments to the Certificate at this Limited Liability Company Agreement. No amendment shall become effective unless approved in writing by Members owning a majority in interest in the Company unless such amendment would make a change to the percentage approval requirements for an action as set forth in the Certificate, this Limited Liability Company Agreement or the Act in which case such amendment shall become effective only if approved in writing by Members having that percentage

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of interest required for approval of such action; provided, however, that no amendment to Sections 5.l and 5.3 hereof shall be effective unless approved by all of the Members.

                       ARTICLE XIV. - GENERAL PROVISIONS

     Section 14.1 Entire Amendment. This Limited Liability Company Agreement and the Certificate embody the entire understanding and agreement among the Members concerning the Company, and supersede any and all prior negotiations, understandings or agreements in regard thereto.

     Section 14.2 Counterparts. This Limited Liability Company Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which constitute one and the same instrument.

     Section 14.3 Choice of Law. This Limited Liability Company Agreement shall be construed and interpreted according to the laws of the State of Delaware.

     Section 14.4 Binding Effect. This Limited Liability Company Agreement and all of the terms and provisions hereof shall be binding upon and shall inure to the benefit of the Members and their respective heirs, executors, administrators, trustees, successors and assigns.

     Section 14.5 Gender and Number. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural thereof.

     Section 14.6 Reimbursement of Officers and Members. The officers of the Company, if any, and Members shall receive reimbursement for expenses reasonably incurred in the performance of their duties.

     Section 14.7 Resignations. The officers of the Company, if any, may resign by so stating at any meeting of the Members or by giving written notice to the Members. Such resignation shall be effective at the prospective time specified therein or, if no such time is stated therein, upon receipt. Unless otherwise specified in the notice of resignation, no acceptance of such resignation shall be necessary to make it effective.

     Section 14.8 Members; Limited Liability Company Agreement. As used herein, the term "Member" or "Members" shall include all assignees and transferees of interests who are admitted as Members or persons who become Members under the provisions of Article IX hereof. As used herein, the term "Limited Liability Company Agreement" shall include this Limited Liability Company Agreement as it may be amended from time to time.

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     Section 14.9   Headings.  All headings and other titles and captions used in this Limited Liability Company Agreement are for convenience only and shall not be considered in construing or interpreting any provision of this Limited Liability Company Agreement.

     UNANIMOUSLY ADOPTED by the Members of the Company on this 29th day of October, 1993.


                                           FABRENE CORP.

                                           By:  /s/ JAMES G. BOYD
                                                --------------------------------
                                                President


                                           FABRENE, INC.

                                           By:  /s/ JERRY ZUCKER
                                                --------------------------------
                                                President

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